Exhibit 4.1

WAIVER
DATED AS OF MAY 24, 2010
IN RESPECT OF
AMENDED AND RESTATED LOAN AGREEMENT

BY AND AMONG

NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING, LLC, PENNSYLVANIA HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, THE SQUARE HYPERBARIC, LLC, THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), CFWH (NEW JERSEY) LLC, FAR ROCKAWAY HYPERBARIC, LLC, CFWH (NEW YORK) LLC, CFWH (DELAWARE), LLC, CFWH (PENNSYLVANIA), LLC, CFWH (MASSACHUSETTS), LLC, MEADOWLANDS HYPERBARIC, LLC, BAYONNE HYPERBARIC, LLC, RARITAN BAY HYPERBARIC, LLC, CFWH MEZZANINE, LLC,  and THE CENTER FOR WOUND HEALING, INC.

AND

SIGNATURE BANK

THIS WAIVER (the “Waiver”) made as of the 24th  day of May, 2010 by and among NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING, LLC, PENNSYLVANIA HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, THE SQUARE HYPERBARIC, LLC, THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), CFWH (NEW JERSEY) LLC, FAR ROCKAWAY HYPERBARIC, LLC, CFWH (NEW YORK) LLC, CFWH (DELAWARE), LLC, CFWH (PENNSYLVANIA), LLC, CFWH (MASSACHUSETTS), LLC,MEADOWLANDS HYPERBARIC, LLC, BAYONNE HYPERBARIC, LLC, RARITAN BAY HYPERBARIC, LLC, CFWH MEZZANINE, LLC,  and THE CENTER FOR WOUND HEALING, INC., each with a place of business at 155 White plains Road, Tarrytown, NY  10591 (the foregoing Persons, individually and collectively, the “Borrower”), and SIGNATURE BANK, a New York bank having an office at 1225 Franklin Avenue, Garden City, New York 11530 (the “Bank”).

WITNESSETH:

WHEREAS, certain of the entities comprising the Borrower and the Bank entered into a Amended and Restated Loan Agreement dated as of June 17, 2005 as amended by a First Amendment dated as of April 7, 2006, a Second Amendment dated as of February 1, 2007, a Third Amendment and Waiver dated as of May 29, 2007, a Fourth Amendment and Waiver dated as of July 31, 2007, a Fifth Amendment dated as of October 11, 2007, a Sixth Amendment dated as of March 19, 2008, a Seventh Amendment dated as of March 31, 2008 and an Eighth Amendment dated as of December 18, 2008 (collectively, the “Agreement”), providing for certain financial accommodations to the Borrower and which Agreement is now in full force and effect;

WHEREAS, the Borrower has failed to comply with the provisions of Sections 6.1, 6.3, 6.4 and 7.2 of the Agreement as described below; and

WHEREAS, the Borrower and the Bank desire that the Bank waives the Borrowers’ non-compliance with such provisions of the Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           As used in this Waiver, capitalized terms, unless otherwise defined, shall have the meaning ascribed thereto in the Agreement.

2.           The Borrowers failed to comply with the provisions of Section 6.1 of the Agreement for the four fiscal quarter period of the Borrower ended March 31, 2010, as the ratio which is the subject of such section was 0.30:1.00 for such period.  Such non-compliance is hereby waived, for the four fiscal quarter period of the Borrower ended March 31, 2010 and for each of the four fiscal quarter periods ending subsequent to March 31, 2010 through and including the four fiscal quarter period ending April 1, 2011, provided that (a) such ratio was not less than 0.30:1.00 for the four fiscal quarter period of the Borrower ended March 31, 2010, and (b) such ratio will not be, for any of the four fiscal quarter period ending subsequent to March 31, 2010 through and including the four fiscal quarter period ending April 1, 2011, less than 0.30:1.00.

3.           The Borrowers failed to comply with the provisions of Section 6.3 of the Agreement as of the last day of the fiscal quarter of the Borrower ended March 31, 2010, as the Effective Tangible Net Worth as the Borrower as of March 31, 2010 was $12,451,000.  Such non-compliance is hereby waived, as of the last day of the fiscal quarter of the Borrower ended March 31, 2010 and as of the last day of each fiscal quarter of the Borrower occurring subsequent to March 31, 2010 through and including April 1, 2011, provided that (a) the Effective Tangible Net Worth of the Borrower as of March 31, 2010 was not less than $12,451,000, and (b) the Effective Tangible Net Worth of the Borrower will not be, as of the last day of each fiscal quarter of the Borrower occurring subsequent to March 31, 2010 through and including April 1, 2011, less than $12,451,000.

4.           The Borrowers failed to comply with the provisions of Section 6.5 of the Agreement for the four fiscal quarter period of the Borrower ended March 31, 2010, as the ratio which is the subject of such section was 7.23:1.00 for such period and as of such date.  Such non-compliance is hereby waived, for the four fiscal quarter period of the Borrower ended March 31, 2010 (and as of such date) and for each of the four fiscal quarter periods ending subsequent to March 31, 2010 (and as of such dates) through and including the four fiscal quarter period ending April 1, 2011 (and as of such date), provided that (a) the ratio which is the subject of such section was not more than 7.23:1.00 for the four fiscal quarter period of the Borrower ended March 31, 2010 (and as of such date), and (b) such ratio will not be, for any of the four fiscal quarter period ending subsequent to March 31, 2010 (and as of such dates) through and including the four fiscal quarter period ending April 1, 2011 (and as of such date), less than 7.23:1.00.

5.           Notwithstanding anything contained in this Waiver to the contrary, the Borrowers’ non-compliance with Section 6, for all fiscal quarters and financial covenant testing dates ending/occurring subsequent to March 31, 2010 through and including the fiscal quarter ending and the financial covenant testing date occurring on April 1, 2011, is hereby waived to the extent and solely to the extent resulting from the required adoption by the Borrower of changes in GAAP from and after June 30, 2009 and through and including April 1, 2011.

6.           The Borrowers failed to comply with the provisions of Section 7.2 of the Agreement as a result of the mergers and/or name changes which are described on Exhibit I hereto.  Such non-compliance is hereby waived.  In connection with the foregoing, the Borrowers agree to execute and deliver such documents as the Bank may reasonably request in connection with such mergers and changes of name.

7.           As an inducement for the Bank to enter into this Waiver, the Borrower hereby represents and warrants as follows:

(A)           There are no defenses or offsets to its obligations under the Agreement, the Note or any of the other agreements in favor of the Bank referred to in the Agreement, and if any such defenses or offsets exist without the knowledge of the Borrower, the same are hereby waived.

(B)           All the representations and warranties made by the Borrower in the Agreement are true and correct in all material respects as if made on the date hereof.

8.           It is expressly understood and agreed that all collateral security for the Loans set forth in the Agreement prior to the waiver provided for herein, is and shall continue to be collateral security for the Loans and other extensions of credit provided under the Agreement as herein modified.  Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (both before and after giving effect to this Waiver).

9.           By their execution of this letter in the space provided below, the Guarantors (if any) hereby consent to this Waiver and reaffirm their continuing liability under their guarantees in respect of the Agreement, as amended hereby, and all documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by any such Guarantors).

10.           The Waiver set forth herein is limited precisely as written and shall not be deemed (except as the Agreement is modified by this Waiver) to (a) be a consent to or a waiver of any term or condition of the Agreement (i.e., only non-compliance with the above-referenced sections of the Agreement, but not with any other sections of the Agreement is waived hereby or any of the documents referred to therein, or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein.  Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Waiver.  This Waiver may be signed in one or more counterparts which, when taken together, shall constitute one and the same document.  The parties to this Waiver agree that, for purposes of the execution of this Waiver, facsimile signatures and scanned signatures through email will constitute original signatures.

11.           This Waiver shall become effective on such date as all of the following conditions have been satisfied:

(A)           Waiver Fee.  The Borrower shall have paid to the Bank a waiver fee in the amount of $10,000.00; and

(B)           Fees and Expenses.  The Bank shall have received evidence of payment of the fees and disbursements of the Bank’s counsel (if invoiced by the Bank’s counsel on or prior to the date hereof).

12.           This Waiver is dated of March 31, 2010 and shall be effective on the date of execution by the Bank.  Except as modified by this Waiver, the Agreement is in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their duly authorized officers as of the date first written above.

Borrower:
NY HYPERBARIC, LLC
FOREST HILLS HYPERBARIC, LLC
NEWARK BI LLC
PASSAIC HYPERBARIC, LLC
ST JOSEPHS HYPERBARIC LLC
GREATER BRONX HYPERBARIC LLC
ELISE KING, LLC
PENNSYLVANIA HYPERBARIC, LLC
NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C.
VB HYPERBARIC, LLC
EIN HYPERBARIC LLC
THE SQUARE HYPERBARIC, LLC
THE CENTER FOR WOUND HEALING I, LLC  THE CENTER FOR WOUND HEALING II, LLC CFWH (NEW JERSEY) LLC
FAR ROCKAWAY HYPERBARIC, LLC
CFWH (NEW YORK) LLC
CFWH (DELAWARE), LLC
CFWH (PENNSYLVANIA), LLC
CFWH (MASSACHUSETTS), LLC
MEADOWLANDS HYPERBARIC, LLC
BAYONNE HYPERBARIC, LLC
RARITAN BAY HYPERBARIC, LLC
CFWH MEZZANINE, LLC,
By their managers/members
THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

Bank: SIGNATURE BANK

By:	/s/ Lori Cabana
Lori Cabana
Vice President & Senior Lender

EXHIBIT I

THE CENTER FOR WOUND HEALING, INC.

AMENDED AND RESTATED LOAN AGREEMENT WITH SIGNATURE BANK

CHANGES OF NAME
AND MERGERS OF BORROWERS

Borrowers Organized under the laws of the State of Delaware

Borrower merged into Atlantic Associates LLC:
New York Hyperbaric & Wound Care Centers LLC

Atlantic Associates LLC has been renamed CFWH (Delaware), LLC

Borrowers Organized under the laws of the State of Massachusetts

Borrower merged into Massachusetts Hyperbaric, LLC:
Lowell Hyperbaric, LLC

Massachusetts Hyperbaric, LLC has been renamed CFWH (Massachusetts), LLC

Borrowers Organized under the laws of the State of New Jersey

Borrowers merged into NJ Hyperbaric LLC:
JFK Hyperbaric LLC
Muhlenberg Hyperbaric LLC
South Ocean County Hyperbaric LLC
Trenton Hyperbaric LLC

NJ Hyperbaric LLC has been renamed CFWH (New Jersey) LLC

Borrowers Organized under the laws of the State of New York

Borrowers merged into Atlantic Hyperbaric LLC
CEF Products LLC
South Nassau Hyperbaric, LLC
South N Hyperbaric LLC
Maimonides Hyperbaric LLC

Atlantic Hyperbaric LLC has been renamed CFWH (New York) LLC

Borrowers Organized under the laws of the State of Pennsylvania

Borrower merged into CMC Hyperbaric LLC:
Scranton Hyperbaric, LLC

CMC Hyperbaric LLC has been renamed CFWH (Pennsylvania), LLC